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[HUGHES HUBBARD & REED LLP LETTERHEAD]

                                                                     Exhibit 5.1







                                  July 17, 1998

Advanced Marketing Services, Inc.
5880 Oberlin Drive, Suite 400
San Diego, California  92121

               Re:    Registration Statement on Form S-8

Gentlemen:

        We have represented Advanced Marketing Corporation, Inc., a Delaware corporation (the "Company"), as special securities counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 100,000 shares of the Company's common stock, $.001 par value (the "Shares"), issuable in connection with the Company's Employee Stock Purchase Plan (the "Plan"). The Shares are being registered by the Company on a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement").

        As such special securities counsel, and for the purpose of rendering this opinion, we have reviewed such corporate records and other documents as we have deemed necessary, including, but not limited to, the following:

        (a) Articles of Incorporation, as currently in effect, of the Company;

        (b) Bylaws, as currently in effect, of the Company;

        (c) The Plan, as amended to date;

        (d) Certain resolutions adopted by the Board of Directors and the Shareholders of the Company and related documents adopting and approving the Plan; and

        (e) The Registration Statement, in the form proposed to be filed with the Commission under the Act, together with exhibits to be filed in connection therewith and the form of Prospectus related thereto.

        In addition, we have consulted with officers and other representatives of the Company and have obtained such representations with respect to such matters of fact as we have deemed necessary or advisable; however, we have not necessarily independently verified the content of




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[HUGHES HUBBARD & REED LLP LETTERHEAD]


Advanced Marketing Services, Inc.
July 17, 1998
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factual statements made to us in connection therewith or the veracity of such representations. We have assumed without independent verification or investigation (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

        On the basis of the foregoing, such examinations of law and such other information as we have deemed relevant under the circumstances, we are of the opinion as of the date hereof that the Shares, when issued and sold pursuant to the Plan, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

        The law covered by the opinion set forth above is limited to the laws of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.


                                Very truly yours,

                                HUGHES HUBBARD & REED LLP